UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
1.414% Notes due 2022	ZBH 22A	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, the Board of Directors (the “Board”) of Zimmer Biomet Holdings, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, increased the size of the Board from eleven members to twelve members and appointed Sreelakshmi Kolli to fill the resulting vacancy, with a term to expire at the Company’s 2021 annual meeting of shareholders to be held on May 14, 2021 (the “2021 Annual Meeting”). Ms. Kolli has not been appointed to any committees of the Board at this time; however, the Company expects that Ms. Kolli will be appointed to the Audit Committee and the Quality, Regulatory and Technology Committee in the near future. There are no arrangements or understandings between Ms. Kolli and any other person pursuant to which Ms. Kolli was appointed a director of the Company, and Ms. Kolli has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Kolli will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2020. In addition, it is expected that Ms. Kolli will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2008 and is incorporated herein by reference.

Due to the Company’s mandatory retirement policy, Larry C. Glasscock, the Company’s Chairman of the Board, is not eligible for nomination by the Board for election as a director at the 2021 Annual Meeting and will retire from the Board. The Board, upon the recommendation of the Corporate Governance Committee, has appointed Bryan C. Hanson, the Company’s Chief Executive Officer and a director, as the Chairman of the Board, effective on May 13, 2021, the day prior to the 2021 Annual Meeting. Additionally, Christopher B. Begley has been designated to serve as the Lead Independent Director of the Board, effective upon the commencement of Mr. Hanson’s service as Chairman.

On February 18, 2021, Gail K. Boudreaux, a member of the Board since 2012, informed the Board that she does not intend to stand for reelection at the 2021 Annual Meeting. Ms. Boudreaux’s decision not to stand for reelection is not the result of any disagreement with the Company. Ms. Boudreaux will continue to serve as a director and as a member of each of the Audit Committee and the Corporate Governance Committee of the Board until her current term expires at the 2021 Annual Meeting. The Board has taken action to reduce its size to ten members effective upon the expiration of Mr. Glasscock’s and Ms. Boudreaux’s terms as directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2021, the Board approved and adopted Restated Bylaws to amend Section 3.10 to permit the Chairman of the Board to be an officer of the Company or a non-executive Chairman, as determined by the Board of Directors. The Restated Bylaws also include certain other ministerial changes.

The foregoing summary of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release related to the matters discussed in this Form 8-K is attached hereto as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Restated Bylaws of Zimmer Biomet Holdings, Inc., dated February 19, 2021

10.1	Form of Indemnification Agreement with Non-Employee Directors and Officers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2008)

99.1	Press Release issued by Zimmer Biomet Holdings, Inc., dated February 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2021

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary